UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2013

Global Geophysical Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34709 (Commission File Number)	05-0574281 (IRS Employer Identification No.)

13927 South Gessner Road Missouri City, TX (Address of principal executive offices)		77489 (Zip Code)

Registrant's telephone number, including area code:   (713) 972-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information provided in Item 2.03 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Amendment to Financing Agreement

On December 3, 2013, in connection with the offering (the “Offering”) of depositary shares (the “Depositary Shares”) each representing a 1/1000th interest in a share of the 11.5% Series A Cumulative Preferred Stock, par value $0.01 per share, with a liquidation preference of $25,000 per preferred share (the “Preferred Stock”) of Global Geophysical Services, Inc. (the “Company”), the Company entered into the First Amendment to Financing Agreement (the “First Amendment”), which, upon the terms and subject to the conditions thereof, amends the Financing Agreement dated as of September 30, 2013 among the Company, TPG Specialty Lending, Inc. (“TPG”), as administrative agent and collateral agent, co-lead arranger and a lender, Tennenbaum Capital Partners, LLC (“TCP”), as co-lead arranger and a lender, and certain affiliates of TPG and TCP, as lenders (the “Financing Agreement”).  Effectiveness of the First Amendment is subject to, among other things, consummation of the issuance of Depositary Shares pursuant to the Offering.

Pursuant to the First Amendment, among other things (i) the Company will not be required to apply the proceeds of the Offering to prepay indebtedness under the Financing Agreement and (ii) subject to the Company’s pro forma compliance with its financial covenants under the Financing Agreement, the Company will be permitted to pay dividends with respect to the Preferred Stock (and Depositary Shares).  The First Amendment further provides that, to the extent the gross proceeds from issuance of the Depositary Shares representing Preferred Stock exceed $15,000,000, the minimum Consolidated Liquidity (as defined in the Financing Agreement) required to be maintained by the Company shall increase from $10,000,000 to an amount equal to (i) $10,000,000 plus (ii) the difference between (a) an amount equal to 50% of the gross proceeds from issuance of the Depositary Shares representing Preferred Stock, and (b) $7,500,000.

The foregoing description of the First Amendment is not complete and is qualified by reference to the complete document, which is attached hereto as an exhibit and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1
First Amendment to Financing Agreement dated as of December 3, 2013 by and among Global Geophysical Services, Inc., certain subsidiaries of Global Geophysical Services, Inc. party thereto, as guarantors, the lenders party thereto, TPG Specialty Lending, Inc., as administrative agent, collateral agent and co-lead arranger, and Tennenbaum Capital Partners, LLC, as co-lead arranger

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Geophysical Services, Inc.
(Registrant)

December 9, 2013	/s/ P. MATHEW VERGHESE
(Date)	P. Mathew Verghese
Senior Vice President & Chief Financial Officer

Exhibit Index

10.1
First Amendment to Financing Agreement dated as of December 3, 2013 by and among Global Geophysical Services, Inc., certain subsidiaries of Global Geophysical Services, Inc. party thereto, as guarantors, the lenders party thereto, TPG Specialty Lending, Inc., as administrative agent, collateral agent and co-lead arranger, and Tennenbaum Capital Partners, LLC, as co-lead arranger